EXHIBIT 31.1

Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
------------------------------------------------------------------------

We, Steven Schneider and Alex Wang, certify that:

1.           We have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of ZAP; and

2.           Based on our knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 29, 2011                                                                           By: /s/ Steven Schneider
           Steven Schneider, Co-Principal Executive Officer

Date:  April 29, 2011                                                                           By: /s/ Alex Wang
 Alex Wang, Co-Principal Executive Officer